July 18, 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
$600,000
Yield Notes Linked to the Least Performing of the Common
Stock of Amazon.com, Inc., the Common Stock of NVIDIA
Corporation and the Class A Common Stock of Palantir
Technologies Inc. due July 29, 2026
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a higher interest rate than the yield on a conventional debt security with the same maturity issued by us. The notes will pay 20.00% per annum interest over the term of the notes, payable at a rate of 1.66667% per month.
• Investors should be willing to accept the risk of losing a significant portion or all of their principal and be willing to forgo dividend payments, in exchange for Interest Payments.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Payments on the notes are not linked to a basket composed of the Reference Stocks. Payments on the notes are linked to the performance of each of the Reference Stocks individually, as described below.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes priced on July 18, 2025 (the “Pricing Date”) and are expected to settle on or about July 23, 2025. The Strike
Value of each Reference Stock has been determined by reference to certain intraday trades in that Reference
Stock that occurred on June 3, 2025 (the “Strike Date”) and not by reference to the closing price of one share of that Reference Stock on the Strike Date or the Pricing Date.
• CUSIP: 48136FZY1
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-4 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
—
$1,000
Total
$600,000
—
$600,000
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) All sales of the notes will be made to certain fee-based advisory accounts for which an affiliated or unaffiliated broker-dealer is an investment adviser. These broker-dealers will forgo any commissions related to these sales. See “Plan of Distribution (Conflicts of
Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $1,030.90 per $1,000 principal amount note.
See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Yield Notes Linked to the Least Performing of the Common Stock of
Amazon.com, Inc., the Common Stock of NVIDIA Corporation and the
Class A Common Stock of Palantir Technologies Inc.
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Reference Stocks: As specified under “Key Terms Relating to
the Reference Stocks” in this pricing supplement
Interest Payments: You will receive on each Interest Payment
Date for each $1,000 principal amount note an Interest
Payment equal to $16.6667 (equivalent to an Interest Rate of
20.00% per annum, payable at a rate of 1.66667% per month).
Interest Rate: 20.00% per annum, payable at a rate of
1.66667% per month
Trigger Value: With respect to each Reference Stock, 60.00%
of its Strike Value, as specified under “Key Terms Relating to the Reference Stocks” in this pricing supplement
Strike Date: June 3, 2025
Pricing Date: July 18, 2025
Original Issue Date (Settlement Date): On or about July 23,
2025
Interest Payment Dates*: August 21, 2025, September 23,
2025, October 23, 2025, November 21, 2025, December 23,
2025, January 23, 2026, February 23, 2026, March 23, 2026,
April 23, 2026, May 21, 2026, June 24, 2026 and the Maturity
Date
Observation Date*: July 24, 2026
Maturity Date*: July 29, 2026
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings”
and “General Terms of Notes — Postponement of a Payment Date”
in the accompanying product supplement
Payment at Maturity:
If the Final Value of each Reference Stock is greater than or equal to its Trigger Value, you will receive a cash payment at maturity, for each $1,000 principal amount note, equal to (a)
$1,000 plus (b) the Interest Payment applicable to the Maturity
Date.
If the Final Value of any Reference Stock is less than its Trigger
Value, your payment at maturity per $1,000 principal amount
note, in addition to the Interest Payment applicable to the
Maturity Date, will be calculated as follows:
$1,000 + ($1,000 × Least Performing Stock Return)
If the Final Value of any Reference Stock is less than its Trigger
Value, you will lose more than 40.00% of your principal amount at maturity and could lose all of your principal amount at
maturity.
Least Performing Reference Stock: The Reference Stock
with the Least Performing Stock Return
Least Performing Stock Return: The lowest of the Stock
Returns of the Reference Stocks
Stock Return:
With respect to each Reference Stock,
(Final Value – Strike Value)
Strike Value
Strike Value: With respect to each Reference Stock, a price of one share of that Reference Stock determined by reference to certain intraday trades in that Reference Stock that occurred on the Strike Date, as specified under “Key Terms Relating to the
Reference Stocks” in this pricing supplement. The Strike
Value of each Reference Stock is not the closing price of
one share of that Reference Stock on the Strike Date or the
Pricing Date. See “Selected Risk Considerations — Risks
Relating to Conflicts of Interest — Potential Conflicts” in this pricing supplement.
Final Value: With respect to each Reference Stock, the closing price of one share of that Reference Stock on the Observation
Date
Stock Adjustment Factor: With respect to each Reference
Stock, the Stock Adjustment Factor is referenced in determining the closing price of one share of that Reference Stock and is set equal to 1.0 on the Strike Date. The Stock Adjustment Factor of
each Reference Stock is subject to adjustment upon the
occurrence of certain corporate events affecting that Reference
Stock. See “The Underlyings — Reference Stocks — Anti-
Dilution Adjustments” and “The Underlyings — Reference
Stocks — Reorganization Events” in the accompanying product
supplement for further information.

PS-2 | Structured Investments
Yield Notes Linked to the Least Performing of the Common Stock of
Amazon.com, Inc., the Common Stock of NVIDIA Corporation and the
Class A Common Stock of Palantir Technologies Inc.
Key Terms Relating to the Reference Stocks
Reference Stock
Bloomberg
Ticker Symbol
Strike
Value
Trigger Value
Common stock of Amazon.com, Inc., par value $0.01 per share
AMZN
$206.28
$123.768
Common stock of NVIDIA Corporation, par value $0.001 per share
NVDA
$140.39
$84.234
Class A common stock of Palantir Technologies Inc., par value $0.001 per share
PLTR
$131.7452
$79.04712
Supplemental Terms of the Notes
Any values of the Reference Stocks, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes.
Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
How the Notes Work
Payment at Maturity
Total Interest Payments
The total Interest Payments per $1,000 principal amount note over the term of the notes based on the Interest Rate of 20.00% per annum is $200.00.
Observation Date Payment at Maturity
The Final Value of each Reference Stock is greater than or equal to its Trigger Value.
You will receive, in addition to the
Interest Payment applicable to the
Maturity Date:
$1,000 + ($1,000 ×Least Performing
Stock Return)
Under these circumstances, you will
lose a significant portion or all of your
principal amount at maturity.
The Final Value of any Reference Stock is less than its Trigger Value.
You will receive (a) $1,000 plus (b)
the Interest Payment applicable to the
Maturity Date.

PS-3 | Structured Investments
Yield Notes Linked to the Least Performing of the Common Stock of
Amazon.com, Inc., the Common Stock of NVIDIA Corporation and the
Class A Common Stock of Palantir Technologies Inc.
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to three hypothetical Reference Stocks, assuming a range of performances for the hypothetical Least Performing Reference Stock on the Observation Date.
The hypothetical payments set forth below assume the following:
• a Strike Value for the Least Performing Reference Stock of $100.00; and
• an Interest Rate of 20.00% per annum.
The hypothetical Strike Value of the Least Performing Reference Stock of $100.00 has been chosen for illustrative purposes only and does not represent the actual Strike Value of any Reference Stock. The actual Strike Value of each Reference Stock has been determined based on certain intraday trades in that Reference Stock that occurred on the Strike Date and is specified under “Key
Terms Relating to the Reference Stocks” in this pricing supplement. For historical data regarding the actual closing prices of one share of each Reference Stock, please see the historical information set forth under “The Reference Stocks” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — The Final Value of the Least Performing Reference Stock is greater than or equal to its Trigger Value.
Date
Closing Price of One Share of
Least Performing Reference
Stock
Observation Date
$90.00
Final Value of the Least Performing Reference Stock is greater than or equal to its Trigger Value
Total Payment
$1,200.00 (20.00% return)
Because the Final Value of the Least Performing Reference Stock is greater than or equal to its Trigger Value, the payment at maturity, for each $1,000 principal amount note, will be $1,016.6667 (or $1,000 plus the Interest Payment applicable to the Maturity Date). When added to the Interest Payments received with respect to the prior Interest Payment Dates, the total amount paid, for each $1,000 principal amount note, is $1,200.00.
Example 2 — The Final Value of the Least Performing Reference Stock is less than its Trigger Value.
Date
Closing Price of One Share of
Least Performing Reference
Stock
Observation Date
$40.00
Final Value of the Least Performing Reference Stock is less
than its Trigger Value
Total Payment
$600.00 (-40.00% return)
Because the Final Value of the Least Performing Reference Stock is less than its Trigger Value and the Least Performing Stock Return is -60.00%, the payment at maturity will be $416.6667 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-60.00%)] + $16.6667 = $416.6667
When added to the Interest Payments received with respect to the prior Interest Payment Dates, the total amount paid, for each $1,000 principal amount note, is $600.00.
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

PS-4 | Structured Investments
Yield Notes Linked to the Least Performing of the Common Stock of
Amazon.com, Inc., the Common Stock of NVIDIA Corporation and the
Class A Common Stock of Palantir Technologies Inc.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the Final Value of any Reference Stock is less than its Trigger Value, you will lose 1% of the principal amount of your notes for every 1% that the Final Value of the Least Performing Reference Stock is less than its Strike Value. Accordingly, under these circumstances, you will lose more than 40.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF THE INTEREST PAYMENTS PAID OVER
THE TERM OF THE NOTES,
regardless of any appreciation of any Reference Stock, which may be significant. You will not participate in any appreciation of any
Reference Stock.
• YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE PRICE OF ONE SHARE OF EACH REFERENCE STOCK —
Payments on the notes are not linked to a basket composed of the Reference Stocks and are contingent upon the performance of each individual Reference Stock. Poor performance by any of the Reference Stocks over the term of the notes may negatively affect your payment at maturity and will not be offset or mitigated by positive performance by any other Reference Stock.
• YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LEAST PERFORMING REFERENCE STOCK.
• THE BENEFIT PROVIDED BY THE TRIGGER VALUE MAY TERMINATE ON THE OBSERVATION DATE —
If the Final Value of any Reference Stock is less than its Trigger Value, the benefit provided by the Trigger Value will terminate and you will be fully exposed to any depreciation of the Least Performing Reference Stock.
• YOU WILL NOT RECEIVE DIVIDENDS ON ANY REFERENCE STOCK OR HAVE ANY RIGHTS WITH RESPECT TO ANY
REFERENCE STOCK.
• THE RISK OF THE CLOSING PRICE OF ONE SHARE OF A REFERENCE STOCK FALLING BELOW ITS TRIGGER VALUE IS
GREATER IF THE PRICE OF ONE SHARE OF THAT REFERENCE STOCK IS VOLATILE.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

PS-5 | Structured Investments
Yield Notes Linked to the Least Performing of the Common Stock of
Amazon.com, Inc., the Common Stock of NVIDIA Corporation and the
Class A Common Stock of Palantir Technologies Inc.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
We and our affiliates are under no obligation to consider your interests as a holder of the notes in making any determinations in connection with setting the Strike Values. The value of the notes may be affected by the levels of the Strike Values.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.

PS-6 | Structured Investments
Yield Notes Linked to the Least Performing of the Common Stock of
Amazon.com, Inc., the Common Stock of NVIDIA Corporation and the
Class A Common Stock of Palantir Technologies Inc.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the estimated hedging costs and the prices of one share of the Reference
Stocks. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Reference Stocks
• NO AFFILIATION WITH ANY REFERENCE STOCK ISSUER —
We have not independently verified any of the information about any Reference Stock issuer contained in this pricing supplement.
You should undertake your own investigation into each Reference Stock and its issuer. We are not responsible for any Reference
Stock issuer’s public disclosure of information, whether contained in SEC filings or otherwise.
• LIMITED TRADING HISTORY WITH RESPECT TO THE CLASS A COMMON STOCK OF PALANTIR TECHNOLOGIES INC. —
The Class A common stock of Palantir Technologies Inc. commenced trading on the New York Stock Exchange on September 30,
2020 (but currently trades on The Nasdaq Stock Market) and therefore has limited historical performance. Accordingly, historical information for this Reference Stock is available only since that date. Past performance should not be considered indicative of future performance.
• THE ANTI-DILUTION PROTECTION FOR EACH REFERENCE STOCK IS LIMITED AND MAY BE DISCRETIONARY —
The calculation agent will not make an adjustment in response to all events that could affect a Reference Stock. The calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.

PS-7 | Structured Investments
Yield Notes Linked to the Least Performing of the Common Stock of
Amazon.com, Inc., the Common Stock of NVIDIA Corporation and the
Class A Common Stock of Palantir Technologies Inc.
The Reference Stocks
All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources, without independent verification. Each Reference Stock is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on the exchange provided in the table below, which we refer to as the relevant exchange for purposes of that Reference Stock in the accompanying product supplement. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided in the table below, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. We obtained the closing prices below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.
Reference Stock
Bloomberg Ticker
Symbol
Relevant
Exchange
SEC File
Number
Closing Price on
July 16, 2025
Common stock of Amazon.com, Inc., par value
$0.01 per share
AMZN
The Nasdaq Stock
Market
000-22513
$223.19
Common stock of NVIDIA Corporation, par value
$0.001 per share
NVDA
The Nasdaq Stock
Market
000-23985
$171.37
Class A common stock of Palantir Technologies
Inc., par value $0.001 per share
PLTR
The Nasdaq Stock
Market
001-39540
$150.91
According to publicly available filings of the relevant Reference Stock issuer with the SEC:
• Amazon.com, Inc. serves consumers through its online and physical stores; manufactures and sells electronic devices;
develops and produces media content; offers subscription services, such as Amazon Prime; offers programs that enable sellers to sell their products in its stores and to fulfill orders using Amazon.com, Inc.’s services; offers developers and enterprises a set of on-demand technology services, including compute, storage, database, analytics and machine learning and other service offerings; offers programs that allow authors, independent publishers, musicians, filmmakers, Twitch streamers, skill and app developers and others to publish and sell content; and provides advertising services to sellers, vendors, publishers, authors and others, through programs such as sponsored ads, display and video advertising.
• NVIDIA Corporation is a full-stack computing infrastructure company with data-center-scale offerings whose full-stack includes the CUDA programming model that runs on all of its graphics processing units (GPUs), as well as domain-specific software libraries, software development kits and Application Programming Interfaces and whose data-center-scale offerings include compute and networking solutions that can scale to tens of thousands of GPU-accelerated servers interconnected to function as a single giant computer.
• Palantir Technologies Inc. builds and deploys software platforms.
Historical Information
The following graphs set forth the historical performance of each Reference Stock (other than the Class A common stock of Palantir
Technologies Inc.) based on the weekly historical closing prices of one share of that Reference Stock from January 3, 2020 through
July 11, 2025 and the historical performance of the Class A common stock of Palantir Technologies Inc. based on the weekly historical closing prices of one share of that Reference Stock from October 2, 2020 through July 11, 2025. The Class A common stock of
Palantir Technologies Inc. commenced trading on the New York Stock Exchange on September 30, 2020 (but currently trades on The
Nasdaq Stock Market) and therefore has limited historical performance. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.
The historical closing prices of one share of each Reference Stock should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one share of any Reference Stock on the Observation Date. There can be no
assurance that the performance of the Reference Stocks will result in the return of any of your principal amount.

PS-8 | Structured Investments
Yield Notes Linked to the Least Performing of the Common Stock of
Amazon.com, Inc., the Common Stock of NVIDIA Corporation and the
Class A Common Stock of Palantir Technologies Inc.

PS-9 | Structured Investments
Yield Notes Linked to the Least Performing of the Common Stock of
Amazon.com, Inc., the Common Stock of NVIDIA Corporation and the
Class A Common Stock of Palantir Technologies Inc.
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, and on current market conditions, in determining our reporting responsibilities we intend to treat the notes for U.S. federal income tax purposes as units each consisting of:
(x) a cash-settled Put Option written by you that, in circumstances where the payment due at maturity is less than $1,000 (excluding accrued but unpaid interest), requires you to pay us an amount equal to that difference and (y) a Deposit of $1,000 per $1,000 principal amount note to secure your potential obligation under the Put Option, as more fully described in “Material U.S. Federal Income Tax
Consequences — Tax Consequences to U.S. Holders — Notes Treated as Units Each Comprising a Put Option and a Deposit” in the
accompanying product supplement, and in particular in the subsection thereof entitled “— Notes with a Term of More than One Year.”
By purchasing the notes, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to follow this treatment and the allocation described in the following paragraph. However, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially and adversely affected.
In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on a number of issues, the most relevant of which for investors in the notes are the character of income or loss (including whether the Put Premium might be currently included as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.
In determining our reporting responsibilities, we intend to treat a portion of each Interest Payment equal to approximately 4.20% per annum times the amount of the Deposit times the number of days in the applicable period divided by 365 as interest on the Deposit (so that the amount allocated as interest on the Deposit will vary from Interest Payment to Interest Payment depending on the number of days in the applicable period) and the remainder of each Interest Payment as Put Premium. Assuming that the treatment of the notes as units each comprising a Put Option and a Deposit is respected, amounts treated as interest on the Deposit will be taxed as ordinary income, while the Put Premium will not be taken into account prior to sale or settlement.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the
IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the 2007 notice. Purchasers who are not initial purchasers of notes at the issue price should also consult their tax advisers with respect to the tax consequences of an investment in the notes, including possible alternative treatments, as well as the allocation of the purchase price of the notes between the Deposit and the Put Option.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove

PS-10 | Structured Investments
Yield Notes Linked to the Least Performing of the Common Stock of
Amazon.com, Inc., the Common Stock of NVIDIA Corporation and the
Class A Common Stock of Palantir Technologies Inc.
to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
Costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a loss that is more or less than expected, or it may result in a profit.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates.
See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value
of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-
Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Reference Stocks” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes minus (plus) the projected losses (profits) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel

PS-11 | Structured Investments
Yield Notes Linked to the Least Performing of the Common Stock of
Amazon.com, Inc., the Common Stock of NVIDIA Corporation and the
Class A Common Stock of Palantir Technologies Inc.
expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee.
This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State
of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2023.
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.